Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2021, in the Registration Statement on Form F-4 and the related prospectus of Alpha Tau Medical Ltd., with respect to the consolidated financial statements of Alpha Tau Medical Ltd.

August 18, 2021	Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global